Exhibit 99.1

November 11, 2004
FOR IMMEDIATE RELEASE

Pliant Corporation Reports Third Quarter Results
Sales of $243.2 Million and Segment Profit of $25.3 Million

SCHAUMBURG, IL. — 11 November 2004 — Pliant Corporation today reported sales of $243.2 million in the third quarter of 2004. This is a 6.8% increase from sales of $227.6 million in the third quarter of 2003 stated on a comparable basis without the Pliant Solutions segment, which was sold during the third quarter of 2004 and is now accounted for as a discontinued operation. On a year-to-date basis, sales increased by 5.6%, from $677.1 million in the third quarter of 2003 to $715.1 million in the third quarter of 2004. Third quarter 2004 sales measured in pounds were 221 million, which represents a 3.1% increase from the third quarter of 2003. Pounds sold on a year-to-date basis increased by 2.9% from 641.4 million in 2003 to 660.2 million in 2004.

Total segment profit was $25.3 million for the third quarter of 2004 compared to $25.6 million for the third quarter of 2003, presented on a comparable basis without the Pliant Solutions segment. Segment profit, which we have reconciled to income from continuing operations in the attached segment information, is defined as income before interest expense, income taxes, depreciation, amortization, restructuring charges, discontinued operations, and other non-cash charges and net adjustments for certain unusual items.

Harold Bevis, President, CEO and Director of Pliant Corporation said, “Pliant achieved many objectives during the 3rd quarter and in the year-to-date period:

•	The marquee account approach to the market is delivering, as we attained record sales levels in both dollars and pounds on a year-to-date basis;

•	Operational excellence programs continued to yield significant cost savings in waste, quality returns, and cash conversion costs;

•	The Pliant Solutions segment was sold for a total consideration of $10 million, eliminating the recurring losses that we have suffered from this non-core business; $6.5 million in cash proceeds were received on September 30 and were used to pay down the balance on our revolver facility;

•	The Rhode Island manufacturing facility was closed, and the production was transferred to more efficient plants;

•	The Mexican operation has made significant improvements and recorded a positive segment profit in the third quarter; and

•	We were awarded government R&D contracts totaling $5.1 million for leading edge food packaging solutions.”

Liquidity

On September 30, 2004, Pliant temporarily paid off its revolving credit facility due to short-term fluctuations in working capital and the Pliant Solutions sale proceeds of $6.5 million. Borrowings under the revolving credit facility averaged $21.4 million during the third quarter, and were $14.5 million as of November 10, 2004. The total amount available under our revolving credit facility, prior to outstanding borrowings, is $68.3 million.

Raw Material Costs

The principal raw materials used to manufacture Pliant’s products are plastic resins, primarily polyethylene, the cost of which has recently risen to unprecedented levels. Average industry prices for polyethylene were approximately 19% higher during the third quarter of 2004 than in the same period of 2003. In addition, we have already experienced one cost increase in the fourth quarter of 2004, and further resin increases are widely anticipated in the near term. In response to increases in resin costs, we have raised selling prices in many areas. However, price increases are only partially effective, within a given period, in offsetting the impact of resin cost increases, which increases may have an adverse effect on our profitability, working capital and cash flows.

2004 Guidance Update

We anticipate total segment profit of approximately $100 million for the full year 2004, and approximately $22 million for the fourth quarter. This is a reduction from our previously announced guidance and is primarily attributable to the aforementioned resin cost increases. For the same reason, we now anticipate annual free cash flow from segment profit and working capital to be approximately negative $10 million for 2004.

Conclusion

“We are pleased with the operating performance of the business and the restructuring efforts underway at Pliant thus far in 2004, with the marked exception of the adverse impact that resin increases are having on our business,” said Bevis. “We have taken and will continue to take aggressive measures to mitigate the impact of this difficult resin supply environment, so that we can convert the true progress we’ve made as a company into higher levels of segment profit and free cash flow.”

Conference Call

Pliant’s quarterly earnings conference call is scheduled to begin at 1:00pm Central Time (USA), on Friday, November 12, 2004. Participants in the United States can access the conference call by calling 888-323-2711, using the access code Pliant, or internationally by calling 517-308-9001 and using the same access code (Pliant). Participants are encouraged to dial-in at least ten minutes prior to the start of the teleconference.

Following the call’s completion, an audio web replay will be available on the company’s website: www.pliantcorp.com.

About Pliant

Pliant Corporation is a leading producer of value-added film and flexible packaging products for personal care, medical, food, industrial and agricultural markets. The Company operates 25 manufacturing and research and development facilities around the world, and employs approximately 3,015 people.

Forward-Looking Statements

All statements other than statements of historical facts included in this press release and the attached report that address activities, events or developments that Pliant expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements give Pliant’s current expectations and projections relating to the financial condition, results of operations, plans, objectives, future performance and business of Pliant and its subsidiaries. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They are subject to uncertainties and factors relating to Pliant’s operations and business environment, all of which are difficult to predict and many of which are beyond Pliant’s control. Pliant cautions that investors should not place undue reliance on any of these forward-looking statements, and that the factors set forth in Pliant’s 2003 Annual Report on Form 10-K and in its other SEC filings could cause Pliant’s actual results to differ materially from those stated in the forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law, Pliant undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

# # #

CONTACT:
James Ide
EVP and Chief Financial Officer
Jim.ide@pliantcorp.com
Phone: 847-969-3337
Company Web Site: www.pliantcorp.com

PLIANT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 (DOLLARS IN THOUSANDS) (UNAUDITED)

	September 30, 2004	December 31, 2003
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,787	$3,308
Receivables, net of allowances of $4,602 and $4,736 respectively	129,295	107,742
Inventories	84,640	84,125
Prepaid expenses and other	5,426	3,809
Income taxes receivable, net	—	1,436
Deferred income taxes	9,008	9,417
Discontinued current assets	—	15,294

Total current assets	234,156	225,131
PLANT AND EQUIPMENT, net	296,529	315,420
GOODWILL	182,218	182,162
INTANGIBLE ASSETS, net	17,464	19,252
OTHER ASSETS	37,903	40,172
DISCONTINUED NONCURRENT ASSETS	—	4,649

TOTAL ASSETS	$768,270	$786,786

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Trade accounts payable	$107,840	$89,800
Accrued liabilities:
Interest payable	17,510	19,775
Customer rebates	7,267	7,924
Other	39,517	35,947
Current portion of long-term debt	1,443	1,033

Total current liabilities	173,577	154,479
LONG-TERM DEBT, net of current portion	804,640	782,624
OTHER LIABILITIES	24,281	27,493
DEFERRED INCOME TAXES	29,107	27,792
SHARES SUBJECT TO MANDATORY REDEMPTION	220,621	—

Total Liabilities	1,252,226	992,388

MINORITY INTEREST	55	291
REDEEMABLE PREFERRED STOCK Series A — 167,000 shares authorized, no par value, redemption and liquidation value of $1,000 per share; 140,973 shares outstanding at December 31, 2003	—	188,223
Series B — 720 shares authorized, no par value, 704 shares outstanding at September 30, 2004	114	—

REDEEMABLE COMMON STOCK — no par value; 60,000 shares authorized; 10,873 shares outstanding as of September 30, 2004 and 29,073 shares outstanding as of December 31, 2003, net of related stockholders’ notes receivable of $1,827 at September 30, 2004 and $4,258 at December 31, 2003	6,645	13,008

STOCKHOLDERS’ DEFICIT:
Common stock — no par value; 10,000,000 shares authorized, 542,638 shares outstanding at September 30, 2004 and December 31, 2003	103,376	103,376
Warrants to purchase common stock	39,133	39,133
Accumulated deficit	(621,336)	(537,052)
Stockholders’ notes receivable	(660)	(660)
Accumulated other comprehensive loss	(11,283)	(11,921)

Total stockholders’ deficit	(490,770)	(407,124)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$768,270	$786,786

PLIANT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003 (IN THOUSANDS) (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
NET SALES	$243,160	$227,587	$715,144	$677,141
COST OF SALES	206,941	189,668	603,265	562,073

Gross profit	36,219	37,919	111,879	115,068
OPERATING EXPENSES:
Sales, General and Administrative	19,345	22,343	59,729	62,528
Research and Development	1,467	1,681	4,731	4,438
Restructuring and Other Costs	2,166	3,323	2,166	9,325

Total operating expenses	22,978	27,347	66,626	76,291

OPERATING INCOME	13,241	10,572	45,253	38,777
INTEREST EXPENSE-Current and Long-term debt	(25,098)	(23,507)	(84,261)	(70,734)
INTEREST EXPENSE-Dividends and accretion on Redeemable Preferred Stock	(9,003)	—	(26,036)	—
OTHER INCOME(EXPENSE) — Net	(15)	(125)	(66)	1,559

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(20,875)	(13,060)	(65,110)	(30,398)
INCOME TAX EXPENSE (BENEFIT)	933	1,637	3,293	6,503

LOSS FROM CONTINUING OPERATIONS	(21,808)	(14,697)	(68,403)	(36,901)

DISCONTINUED OPERATIONS
Loss from discontinued operations	(1,862)	(5,404)	(7,395)	(9,444)
Loss on sale of discontinued operations	(8,486)	—	(8,486)	—

LOSS ON DISCONTINUED OPERATIONS	(10,348)	(5,404)	(15,881)	(9,444)

NET LOSS	$(32,156)	$(20,101)	$(84,284)	$(46,345)

PLIANT CORPORATION AND SUBSIDIARIES

OPERATING SEGMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003 (IN THOUSANDS) (UNAUDITED)

		Pliant
	Pliant	Flexible	Pliant	Corporate /
	U.S.	Packaging	International	Other	Total
Three months ended September 30, 2004
Net sales to customers	$158,981	$57,995	$26,184	$—	$243,160
Intersegment sales	5,129	1,045	3,217	(9,391)	—

Total net sales	164,110	59,040	29,401	(9,391)	243,160
Depreciation and amortization	5,819	1,963	1,990	89	9,861
Interest expense	(12)	11	1,389	32,713	34,101
Segment profit	20,586	7,406	1,941	(4,680)	25,253
Capital expenditures	3,602	253	203	5	4,063
Three months ended September 30, 2003
Net sales to customers	$143,520	$57,529	$26,538	$—	$227,587
Intersegment sales	2,866	973	1,319	(5,158)	—

Total net sales	146,386	58,502	27,857	(5,158)	227,587
Depreciation and amortization	4,837	2,028	1,796	2,774	11,435
Interest expense	13	16	634	22,844	23,507
Segment profit	22,012	8,817	1,002	(6,245)	25,586
Capital expenditures	955	883	1,355	230	3,423

		Pliant
	Pliant	Flexible	Pliant	Corporate /
	U.S.	Packaging	International	Other	Total
Nine months ended September 30, 2004
Net sales to customers	$462,895	$172,708	$79,541	$(0)	$715,144
Intersegment sales	11,981	2,325	7,854	(22,160)	—

Total net sales	474,876	175,033	87,395	(22,160)	715,144
Depreciation and amortization	18,959	5,761	5,838	532	31,090
Interest expense	(16)	23	3,629	106,661	110,297
Segment profit	65,108	23, 377	5, 142	(15,184)	78,443
Segment total assets	466,069	136,176	83,333	82,692	768,270
Capital expenditures	8,559	726	5,080	609	14,974
Nine months ended September 30, 2003
Net sales to customers	$432,060	$162,852	$82,229	$—	$677,141
Intersegment sales	9,105	2,974	8,674	(20,753)	—

Total net sales	441,165	165,826	90,903	(20,753)	677,141
Depreciation and amortization	15,234	6,015	5,345	8,660	35,254
Interest expense	7	48	1,844	68,835	70,734
Segment profit	69,068	23,727	7,331	(13,785)	86,341
Segment total assets	497,562	153,125	104,333	101,961	856,981
Capital expenditures	4,487	5,025	3,873	1,024	14,409

PLIANT CORPORATION AND SUBSIDIARIES

OPERATING SEGMENTS (CONT.)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003 (IN THOUSANDS) (UNAUDITED)

A reconciliation of the totals reported for the operating segments to the totals reported in the consolidated financial statements as of and for the three and nine months ended September 30 is as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Profit or Loss
Total segment profit	$25,253	$25,586	$78,443	$86,341
Depreciation and amortization	(9,861)	(11,435)	(31,090)	(35,254)
Restructuring and other costs	(2,166)	(3,323)	(2,166)	(9,325)
Interest expense	(34,101)	(23,507)	(110,297)	(70,734)
Other expenses and adjustments for non-cash charges and certain adjustments defined by our credit agreement	—	(381)	—	(1,426)

Income (loss) from continuing operations before income taxes	$(20,875)	$(13,060)	$(65,110)	$(30,398)

Assets
Total assets for reportable segments			685,578	755,020
Other unallocated assets			82,692	70,478
Assets from Discontinued Operations			—	31,483

Total consolidated assets			$768,270	$856,981